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                     [Letterhead of KPMG Peat Marwick LLP]

                                                                    EXHIBIT 15.1



                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


The Board of Directors
Payless Cashways, Inc.:


We have reviewed the accompanying condensed balance sheets of Payless Cashways, Inc. as of August 30, 1997 and August 24, 1996 and the related condensed statements of operations and cash flows for the thirteen and thirty-nine week periods then ended. These condensed financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying condensed financial statements for them to be in conformity with generally accepted accounting principles.

The accompanying condensed financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the condensed financial statements, in connection with a planned financial restructuring, on July 21, 1997 the Company commenced a reorganization proceeding under Chapter 11. Such circumstances indicate that the Company may be unable to continue as a going concern. Management's plans in regard to these matters are also described in note 1 to the condensed financial statements. The condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have previously audited, in accordance with generally accepted auditing standards, the balance sheet of Payless Cashways, Inc. as of November 30, 1996 and the related statements of operations, shareholders' equity and cash flows for the fiscal year then ended (not presented herein); and in our report dated January 13, 1997, we expressed an unqualified opinion on those financial statements. As discussed in note H to the financial statements, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," in fiscal 1996. In our opinion, the information set forth in the accompanying condensed balance sheet as of November 30, 1996 is fairly presented, in all material respects, in relation to the balance sheet from which it has been derived.


/s/ KPMG Peat Marwick LLP

Kansas City, Missouri
September 15, 1997




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                     [Letterhead of KPMG Peat Marwick LLP]

                                                                    EXHIBIT 15.1



Payless Cashways, Inc.
Kansas City, Missouri

Gentlemen:

With respect to the subject registration statements on Form S-8 and Form S-3, we acknowledge our awareness of the use therein of our report dated September 15, 1997 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.





                                             /s/ KPMG Peat Marwick LLP


Kansas City, Missouri
September 15, 1997